As filed with the Securities and Exchange Commission on April 7, 2016
Registration No. 333-

 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
EZCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	74-2540145
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer identification no.)

2500 Bee Cave Road, Rollingwood, Texas	78746
(Address of principal executive offices)	(Zip code)

EZCORP, INC. 2010 LONG-TERM INCENTIVE PLAN
(Full title of the plan)
Thomas H. Welch, Jr.
Senior Vice President, General Counsel and Secretary
EZCORP, Inc.
2500 Bee Cave Road, Building One, Suite 200
Rollingwood, Texas 78746
(Name and address of agent for service)
(512) 314-3400
(Telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee
Class A Non-Voting Common Stock, par value, $0.01 per share	185,026 (2)	$2.98	$551,377	$56

(1)
Estimated solely for purposes of calculating the registration fee, in accordance with Rule 457(h), on the basis of the price of securities of the same class, as determined in accordance with Rule 457(c), using the average of the high and low prices for the Class A Non-Voting Common Stock reported on The NASDAQ Stock Market on April 1, 2016.

(2)    Pursuant to Rule 416, this Registration Statement shall be deemed to cover such additional shares of Class A Non-Voting Common Stock as may become issuable pursuant to the antidilution provisions of the EZCORP, Inc. 2010 Long-Term Incentive Plan.

Pursuant to General Instruction E of Form S-8 (“Registration of Additional Securities”), the Registrant hereby makes the following statement:
On October 10, 2013, the Registrant filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (Registration No. 333-191677) (the “Prior Registration Statement”) relating to shares of the Registrant’s common stock to be issued pursuant to the EZCORP, Inc. 2010 Long-Term Incentive Plan (the “Incentive Plan”), and the Prior Registration Statement is currently effective. This Registration Statement relates to securities (a) of the same class as those to which the Prior Registration Statement relates and (b) to be issued pursuant to the Incentive Plan. The contents of the Prior Registration Statement are incorporated hereby by reference.
The following exhibits are filed as a part of this Registration Statement:

Exhibit Number	Description
5.1	Opinion of legal counsel
23.1	Consent of BDO USA, LLP
23.2	Consent of Deloitte & Touche LLP
23.3	Consent of legal counsel (included in Exhibit 5.1)
24.1	Power of attorney (set forth on signature page)
99.1
Amended and Restated EZCORP, Inc. 2010 Long-Term Incentive Plan, effective March 21, 2016 (incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K dated March 16, 2016 and filed March 22, 2016, Commission File No. 0-19424)

SIGNATURES
The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on April 7, 2016.

EZCORP, Inc.
By:	/s/ Stuart I. Grimshaw
Stuart I. Grimshaw, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes and appoints Thomas H. Welch, Jr. as his or her attorney-in-fact to sign on his or her behalf individually and in the capacity stated below all amendments and post-effective amendments to this registration statement as that attorney-in-fact may deem necessary or appropriate.

Signature	Title	Date

/s/ Stuart I. Grimshaw	Chief Executive Officer and Director	April 7, 2016
Stuart I. Grimshaw	(principal executive officer)

/s/ Mark Ashby	Chief Financial Officer	April 7, 2016
Mark S. Ashby	(principal financial officer)

/s/ David McGuire	Deputy Chief Financial Officer and Chief	April 7, 2016
David McGuire	Accounting Officer
(principal accounting officer)

/s/ Lachlan P. Given	Executive Chairman of the Board	April 7, 2016
Lachlan P. Given

/s/ Matthew W. Appel	Director	April 7, 2016
Matthew W. Appel

/s/ Santiago Creel Miranda	Director	April 7, 2016
Santiago Creel Miranda

/s/ Peter Cumins	Director	April 7, 2016
Peter Cumins

/s/ Pablo Lagos Espinosa	Director	April 7, 2016
Pablo Lagos Espinosa

/s/ Thomas C. Roberts	Director	April 7, 2016
Thomas C. Roberts

/s/ Joseph L. Rotunda	President, North American Pawn and Director	April 7, 2016
Joseph L. Rotunda

EXHIBIT INDEX

Exhibit Number	Description
5.1*	Opinion of legal counsel
23.1*	Consent of BDO USA, LLP
23.2*	Consent of Deloitte & Touche LLP
23.3*	Consent of legal counsel (included in Exhibit 5.1)
24.1*	Power of attorney (set forth on signature page)
99.1
Amended and Restated EZCORP, Inc. 2010 Long-Term Incentive Plan, effective March 21, 2016 (incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K dated March 16, 2016 and filed March 22, 2016, Commission File No. 0-19424)

* Filed herewith.